UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2009

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 21, 2009, Christopher Sells, Senior Vice President, Commercial Operations of Hansen Medical, Inc. (the “Company”), resigned from his employment with the Company effective October 22, 2009.

(e) On October 21, 2009, the Company and Mr. Sells entered into a separation agreement and a consulting agreement. Pursuant to these agreements, Mr. Sells has agreed to provide the Company with consulting services until December 31, 2009 and with a general release of claims. Also pursuant to these agreements, Mr. Sells will receive cash compensation and continued vesting on his equity awards equivalent to what he would have received had his employment continued through December 31, 2009 and reimbursement of his COBRA health insurance premiums through March 2010, which payments and benefits are, among other conditions, contingent on Mr. Sells not encouraging or soliciting any employee or consultant of the Company to leave the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: October 22, 2009	/s/ STEVEN M. VAN DICK
Steven M. Van Dick
Chief Financial Officer